EXHIBIT 99.1
Contacts:
James E. Green, Executive Vice President, Corporate Affairs
423-989-8125
David E. Robinson, Senior Director, Corporate Affairs
423-989-7045
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS
FIRST-QUARTER 2007 FINANCIAL RESULTS
BRISTOL, TENNESSEE, May 10, 2007 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues increased 7% to $516 million during the first quarter ended March 31, 2007, compared to $484 million in the first quarter of 2006. Reported net income equaled $116 million and diluted income per share equaled $0.48 during the first quarter of 2007, compared to net earnings of $51 million and diluted earnings per share of $0.21 in the fourth quarter of the prior year. Excluding special items, net earnings equaled $118 million and diluted earnings per share equaled $0.48 during the first quarter ended March 31, 2007, compared to net earnings of $106 million and diluted earnings per share of $0.44 in the first quarter of 2006.
Brian A. Markison, President and Chief Executive Officer of King, stated, “We are very pleased with our many accomplishments during the first quarter of 2007, including record high quarterly revenues and earnings and the expansion of our portfolio of marketed products with the acquisition of AVINZA® (morphine sulfate extended release), a true once-a-day oral formulation of morphine.”
Mr. Markison continued, “Importantly, we made significant progress with our development pipeline in the first quarter of 2007 as evidenced by the FDA approval of our ALTACE® (ramipril) tablet formulation. We are also pleased with the positive results from our Phase III clinical trial evaluating the efficacy and safety of our ALTACE® diuretic combination product.” Mr. Markison concluded, “These accomplishments are indicative of the continued execution of our strategy for long-term growth.”
As of March 31, 2007, the Company’s cash and cash equivalents and investments in debt securities totaled approximately $818 million. During the first quarter of 2007, the Company generated cash flow from operations of approximately $108 million.
Joseph Squicciarino, King’s Chief Financial Officer, stated, “We expect to continue utilizing our strong cash position and cash flow to maximize our current product portfolio, advance projects in our research and development pipeline, and fuel our business development initiatives to invest in late stage development opportunities and strategically acquire marketed products.” Mr. Squicciarino continued, “Our robust cash flow from operations has enabled us to increase our R&D investment in a disciplined manner and we continue to expect our R&D investment in 2007 to exceed the 2006 level.”
Net revenue from branded pharmaceuticals totaled $449 million for the first quarter of 2007, an 8% increase from $418 million during the first quarter of 2006.

ALTACE® net sales totaled $157 million during the first quarter of 2007, compared to $159 million during the first quarter of 2006.
Net sales of SKELAXIN® (metaxalone) totaled $112 million during the first quarter of 2007, an increase of 14% compared to $99 million during the same period of the prior year.
THROMBIN-JMI® (thrombin, topical, bovine, USP) net sales totaled $64 million during the first quarter of 2007, a 10% increase from $58 million during the first quarter of 2006.
Net sales of AVINZA® totaled $9 million during the first quarter of 2007. The Company began recognizing revenue for AVINZA® following the completion of its acquisition of the product on February 26, 2007.
Net sales of SONATA® (zaleplon) totaled $24 million during the first quarter of 2007, an increase of 12% compared to $21 million during the first quarter of the prior year.
LEVOXYL® (levothyroxine sodium tablets, USP) net sales decreased to $22 million during the first quarter ended March 31, 2007 from $31 million during the first quarter of 2006.
King’s Meridian Medical Technologies business contributed revenue totaling $43 million during the first quarter of 2007, compared to $41 million during the same period of the prior year.
Royalty revenues, derived primarily from ADENOSCAN® (adenosine), totaled $20 million during the first quarter ended March 31, 2007. For the first quarter ended March 31, 2007, net revenue from contract manufacturing equaled $3 million.
Webcast Information
King will conduct a webcast today which may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. Interested persons may listen to the webcast on Thursday, May 10, 2007, at 11:00 a.m., E.D.T. by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/web_casts.asp
If you are unable to participate during the live event, the webcast will be archived on King’s web site at the same link for not less than 14 days after the webcast.
About AVINZA®
AVINZA® is an extended-release opioid agent for patients requiring continuous, around-the-clock analgesia for an extended period of time. AVINZA® is appropriate for chronic, moderate-

to-severe pain associated with malignant and non-malignant pain conditions. AVINZA® is an extended release form of morphine allowing for once-daily dosing.
Because AVINZA® is an extended-release product, it should not be chewed, crushed, or dissolved due to the risk of rapid release and absorption of a potentially fatal dose of morphine. AVINZA® should not be taken with alcohol or drug products containing alcohol. The most common serious adverse events reported with administration of AVINZA® are vomiting, nausea, death, dehydration, dyspnea, and sepsis. AVINZA® is contraindicated in patients with known hypersensitivity to morphine, morphine salts, or any components of the product.
About Special Items
Under Generally Accepted Accounting Principles (“GAAP”), reported “net earnings” and “diluted earnings per share” include special items. In addition to the reported results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the quarters ended March 31, 2007 and 2006, excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King’s management. A reconciliation of non-GAAP financial measures referenced herein and King’s reported financial results determined in accordance with GAAP is provided below.
About King Pharmaceuticals
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the Company’s expectations regarding the planned utilization of its cash and cash flow; statements pertaining to the Company’s intent to maximize its product portfolio; statements pertaining to the advancement of the Company’s research and development opportunities and expected investment in research and development during 2007; statements pertaining to the Company’s plan to continue investing in late stage development opportunities and acquire marketed products; and statements pertaining to the Company’s planned webcast to discuss its first-quarter 2007 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on King’s ability to continue to acquire branded products, including products in development; dependence on King’s ability to continue to successfully execute the Company’s strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on King’s ability to successfully integrate its acquisitions; dependence on the Company’s ability to continue to advance the development of its pipeline products as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products in which King has an interest; dependence on the unpredictability of the duration and results of the U.S. Food and Drug Administration’s (“FDA”) review of Investigational New Drug applications (“IND”), New Drug Applications (“NDA”), and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide that relate to those projects; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; dependence on whether King incurs research and development expenses as planned; dependence on King’s compliance with FDA and other government regulations that relate to the Company’s business; dependence on King’s ability to conduct its webcast as currently planned on May 10, 2007; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2006, which is on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60,211	$113,777
Investments in debt securities	758,205	890,185
Accounts receivable, net	263,542	265,467
Inventories	207,885	215,458
Deferred income tax assets	61,152	81,991
Prepaid expenses and other current assets	48,319	106,595

Total current assets	1,399,314	1,673,473

Property, plant and equipment, net	306,662	307,036
Intangible assets, net	1,115,744	851,391
Goodwill	121,152	121,152
Deferred income tax assets	280,286	271,554
Marketable securities	10,500	11,578
Other assets	99,812	93,347

Total assets	$3,333,470	$3,329,531

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,061	$77,158
Accrued expenses	353,675	510,137
Income taxes payable	44,215	30,501

Total current liabilities	464,951	617,796

Long-term debt	400,000	400,000
Other liabilities	58,812	23,129

Total liabilities	923,763	1,040,925

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 600,000,000 shares authorized, 243,502,852 and 243,151,223 shares issued and outstanding, respectively	1,252,110	1,244,986
Retained earnings	1,158,292	1,043,902
Accumulated other comprehensive income	(695)	(282)

Total shareholders’ equity	2,409,707	2,288,606

Total liabilities and shareholders’ equity	$3,333,470	$3,329,531

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
REVENUES:
Total revenues	$516,030	$484,235

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization shown below	111,454	92,404

Selling, general and administrative, exclusive of co-promotion fees	121,210	102,075
Special legal and professional fees	1,144	2,979
Co-promotion fees	45,958	65,289

Total selling, general, and administrative expense	168,312	170,343

Depreciation and amortization	34,178	34,365
Accelerated depreciation	1,500	—
Research and development	32,271	29,882
Research and development-In-process upon acquisition	—	85,000
Restructuring charges	460	—

Total operating costs and expenses	348,175	411,994

OPERATING INCOME	167,855	72,241
OTHER INCOME (EXPENSE):
Interest expense	(2,025)	(2,984)
Interest income	9,266	5,960
Gain on early extinguishment of debt	—	1,022
Other, net	(543)	(510)

Total other income (expense)	6,698	3,488

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	174,553	75,729
Income tax expense	58,499	24,894

INCOME FROM CONTINUING OPERATIONS	116,054	50,835

DISCONTINUED OPERATIONS:
Loss from discontinued operations	(220)	(247)
Income tax benefit	(79)	(89)

Total loss from discontinued operations	(141)	(158)

NET INCOME	$115,913	$50,677

Basic net income per common share	$0.48	$0.21

Diluted net income per common share	$0.48	$0.21

Shares used in basic net income per share	242,390	242,022
Shares used in diluted net income per share	243,671	242,581

KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING SPECIAL ITEMS — NON GAAP
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
REVENUES:
Total revenues	$516,030	$484,235

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization shown below	111,454	92,404

Selling, general and administrative, exclusive of co-promotion fees	121,210	102,075
Co-promotion fees	45,958	65,289

Total selling, general, and administrative expense	167,168	167,364

Depreciation and amortization	34,178	34,365
Research and development	32,271	29,882

Total operating costs and expenses	345,071	324,015

OPERATING INCOME	170,959	160,220
OTHER INCOME (EXPENSE):
Interest expense	(2,025)	(2,984)
Interest income	9,266	5,960
Other, net	(543)	(510)

Total other income	6,698	2,466

INCOME BEFORE INCOME TAXES	177,657	162,686
Income tax expense	59,659	56,457

NET INCOME	$117,998	$106,229

Basic net income per common share	$0.49	$0.44

Diluted net income per common share	$0.48	$0.44

Shares used in basic net income per share	242,390	242,022
Shares used in diluted net income per share	243,671	242,581

KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share data)
(Unaudited)
     The following tables reconcile Non-GAAP measures to amounts reported under GAAP:

	Three Months Ended March 31, 2007
		EPS
Net income, excluding special items	$117,998
Diluted income per common share, excluding special items		$0.48
SPECIAL ITEMS:
Special legal and professional fees (selling, general, and administrative)	(1,144)	(0.00)
Accelerated depreciation (other operating costs and expenses)	(1,500)	(0.01)
Restructuring charges (other operating costs and expenses)	(460)	(0.00)
Loss from discontinued operations	(220)	(0.00)

Total special items before income taxes	(3,324)	(0.01)
Income tax benefit from special items	1,239	0.01

Net income	$115,913

Diluted income per common share, as reported under GAAP		$0.48

	Three Months Ended March 31, 2006
		EPS
Net income, excluding special items	$106,229
Diluted income per common share, excluding special items		$0.44
SPECIAL ITEMS:
Special legal and professional fees (selling, general, and administrative)	(2,979)	(0.01)
In-process research and development (other operating costs and expenses)	(85,000)	(0.35)
Gain on early extinguishment of debt (other income (expense))	1,022	0.00
Loss from discontinued operations	(247)	(0.00)

Total special items before income taxes	(87,204)	(0.36)
Income tax benefit from special items	31,652	0.13

Net income	$50,677

Diluted income per common share, as reported under GAAP		$0.21

KING PHARMACEUTICALS, INC.
SUMMARY RECONCILIATION OF SPECIAL ITEMS
FOR THE FIRST QUARTERS ENDED MARCH 31, 2007 AND 2006
King recorded special items during the first quarter ended March 31, 2007 resulting in a net charge of $3 million, or $2 million net of tax, primarily due to accelerated depreciation and restructuring charges in connection with the transfer of the production of Levoxyl® from the Company’s St. Petersburg, Florida facility to its Bristol, Tennessee facility and professional fees associated with previously disclosed government inquiries and private plaintiff securities litigation.
During the first quarter ended March 31, 2006, King recorded special items resulting in a net charge of $87 million, or $56 million net of tax, primarily due to an $85 million charge related to acquired in-process research and development associated with King’s entry into a strategic collaboration with Arrow and certain of its affiliates to commercialize novel formulations of ramipril.
EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620